Exhibit 99.1

Interlink Electronics Reports Preliminary Fiscal Year 2022 Results

Includes a gain of over $2.4 Million on a passive investment

January 17, 2023 6:00 AM PDT

IRVINE, CA – (Business Wire) – Interlink Electronics, Inc. (NASDAQ: LINK), an industry-leading trusted advisor and technology partner in the advancing world of human-machine interface (HMI) and force-sensing technologies, today announced an investment gain realized in 2022 and disclosed its preliminary financial results for the fiscal year ended December 31, 2022.

The Company realized a non-operating gain of approximately $2.45 million on a passive investment of approximately $6 million it made earlier in 2022 in public equity securities, for a return of over 40%. This gain more than offset the operating loss preliminarily estimated at $700,000 the Company incurred for the year on revenues of approximately $7.5 million and will help to fund the Company’s investment in executive talent and its acquisition program.

“We invested heavily in executive talent in 2022, and this gain provides more than enough funding for those investments and for the previously-announced acquisition of KWJ Engineering and SPEC Sensors in December 2022,” said Steven N. Bronson, Chairman, President, and CEO of Interlink Electronics. “We will continue those investments in 2023, which will impact our earnings, but we believe it’s prudent to support our acquisition strategy of complementary sensor and printed electronics companies to accelerate our growth and increase long-term profitability.”

About Interlink Electronics, Inc.

Interlink Electronics is a world-leading trusted provider of HMI, sensor, and IoT solutions. In addition to standard product offerings, Interlink utilizes its expertise in materials science, manufacturing, firmware, and software to produce in-house system solutions for custom applications. For 35 years, Interlink has led the printed electronics industry in the commercialization of its patented Force Sensing Resistor® technology and has supplied some of the world’s top electronics manufacturers with intuitive sensor and interface technologies like the VersaPad and the new VersaPad Plus, which boasts the largest active surface area of any resistive touchpad. It also has a proven track record of supplying technological solutions for mission-critical applications in a diverse range of markets—including medical, automotive, consumer electronics, telecommunications, and industrial control—providing standard and custom-designed sensors that give engineers the flexibility and functionally they seek in today’s sophisticated electronic devices. Interlink serves an international customer base from its headquarters in Irvine, California, and world-class materials science lab and R&D center in Camarillo, California. They are supported by strategic global locations covering manufacturing, distribution, and sales support. For more information, please visit InterlinkElectronics.com.

Forward Looking Statements

This release contains “forward-looking statements” within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be generally identified by phrases such as “thinks,” “anticipates,” “believes,” “estimates,” “expects,” “intends,” “plans,” and similar words. Forward-looking statements in this press include statements about our preliminary unaudited financial results for the fiscal year ended December 31, 2022, and our ability to fund acquisitions and investments in personnel. Forward-looking statements are not guarantees of future performance and are inherently subject to uncertainties and other factors which could cause actual results to differ materially from the forward-looking statement. These statements are based upon, among other things, assumptions made by, and information currently available to, management, including management’s own knowledge and assessment of the company’s industry, R&D initiatives, competition and capital requirements. Other factors and uncertainties that could affect the company’s forward-looking statements include, among other things, the following: risks related to changes in Interlink’s preliminary unaudited financial results for the recently completed fiscal year based on the completion of our financial statement closing procedures and the audit by our independent registered public accounting firm of such financial statements; our success in predicting new markets and the acceptance of our new products; efficient management of our infrastructure; the pace of technological developments and industry standards evolution and their effect on our target product and market choices; the effect of outsourcing technology development; changes in the ordering patterns of our customers; a decrease in the quality and/or reliability of our products; protection of our proprietary intellectual property; competition by alternative sophisticated as well as generic products; continued availability of raw materials for our products at competitive prices; disruptions in our manufacturing facilities; risks of international sales and operations including fluctuations in exchange rates; compliance with regulatory requirements applicable to our manufacturing operations; and customer concentrations. Additional factors that could cause actual results to differ materially from those anticipated by our forward-looking statements are under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our most recent Annual Report (Form 10-K) or Quarterly Report (Form 10-Q) filed with the Securities and Exchange Commission. Forward-looking statements are made as of the date of this release, and we expressly disclaim any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Contact:

Interlink Electronics, Inc.

IR@iefsr.com

Steven N. Bronson, CEO

805-623-4184